UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

INDIE GROWERS ASSOCIATION

(Exact name of registrant as specified in its charter)

NEVADA	333-139482	98-0492900
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

311 Division St Carson CityNV89703
(Address of principal executive offices)

1 (888) 648 0488
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

24 MONTH LOCK-UP AGREEMENTS ON A TOTAL OF 83,000,000 SHARES

As previously disclosed, on June 30, 2014, Indie Growers Associationcompleted its due diligence and closed the transaction with Ricardo Esparza for the acquisition of River Ridge Sunshine Farms LLC.  Under the terms of the agreement, Esparza transferred his 100% ownership in River Ridge Sunshine Farms LLC in exchange for 62,000,000 restricted shares of the common stock of Indie Growers Association.
As part of the closing of that agreement, Mr. Esparza and the two directors of the Company, Mr. Robert Coleridge and Mr. Arnie De Witt III agreed to enter into voluntary share lock-up agreements in connection with, and as a condition to, the closing of that transaction.  Under the terms of the agreement, they have agreed to voluntarily lock-up their shares for a period of 24 months.

The shares governed by these three lock-up agreements total 83,000,000 shares and are disclosed as follows:

Robert Coleridge — 24 month lock-up of 11,000,000 shares
Arnie De Witt III — 24 month lock-up of 10,000,000 shares
Ricardo Esparza — 24 month lock-up of 62,000,000 shares

Item 9.01 Exhibits

Lock-Up Letter Agreement dated July 2, 2014 by Robert Coleridge for 11,000,000 shares
Lock-Up Letter Agreement dated July 2, 2014 by Arnie De Witt III for 10,000,000 shares
Lock-Up Letter Agreement dated July 2, 2014 by Ricardo Esparza for 62,000,000 shares

SIGNATURES

INDIE GROWERS ASSOCIATION

Date: July 8, 2014	/s/ ROBERT COLERIDGE ______________________________
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.